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                                                                   Exhibit 10.43

                         STOCK PURCHASE AGREEMENT AND
                      AGREEMENT CONCERNING OPTION SHARES
                      ----------------------------------


     THIS STOCK PURCHASE AGREEMENT AND AGREEMENT CONCERNING OPTION SHARES (this "Agreement"), is made and entered as of the 7th day of May, 1997, by and among The Prime Group, Inc., an Illinois corporation ("PGI"), Prime Group VI , L.P., an Illinois limited partnership ("PG6LP"), and Darryl W. Copeland, Jr., an individual currently residing at 54 Petty Road, Cranbury, New Jersey 08512 ("DWC").



                                  WITNESSETH
                                  ----------


     WHEREAS, PGI and DWC are parties to that certain Stock Option and Deposit Agreement (the "Stock Option Agreement"), dated as of the date hereof, pursuant to which PGI grants to DWC the option to purchase 100,000 shares (the "Option Shares") of common stock of Brookdale Living Communities, Inc., a Delaware corporation ("Brookdale"); and

     WHEREAS, in connection with the initial public offering of Brookdale, which was completed on the date hereof, (i) PGI received 1,382,410 shares (the "PGI Shares") of common stock of Brookdale, (ii) Prime Group Limited Partnership, an Illinois limited partnership and an affiliate of PGI ("PGLP"; PGI, PG6LP and PGLP are sometimes referred to herein collectively as the "Prime Entities"), received 320,633 shares (the "PGLP Shares") of common stock of Brookdale, (iii) Mark J. Schulte ("MJS ") received 296,957 shares (the "MJS Shares") of common stock of Brookdale and (iv) PG6LP purchased 2,500,000 shares (the "PG6LP Shares") of common stock of Brookdale for $10.695 per share; and

     WHEREAS, PG6LP financed a portion of the purchase price for the PG6LP shares with the proceeds of a loan (the "HR Loan") in the amount of Eighteen Million and no/100 Dollars ($18,000,000.00) made to PG6LP by Healthcare Realty Trust Incorporated, a Maryland real estate investment trust ("HR"); and

     WHEREAS, to satisfy a requirement imposed by HR as a condition to making the HR Loan, all of the PGLP Shares, all of the MJS Shares, all of the PG6LP Shares (the "Pledged PG6LP Shares") and 1,369,910 of the PGI Shares (the "Pledged PGI Shares") were pledged to HR to secure the repayment of the HR Loan (all shares pledged to HR to secure the HR Loan are referred to herein, collectively as the "Pledged Shares"); and

     WHEREAS, the Pledged PGI Shares include the Option Shares; and

     WHEREAS, DWC desires to purchase from PG6LP, and PG6LP desires to sell to DWC,

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25,000 shares (including any adjustments pursuant to paragraph 1(c) below, the
"Purchase Shares") of common stock of Brookdale upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the Pledged PG6LP Shares include the Purchase Shares.

     NOW THEREFORE, in consideration for the mutual agreements, covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which we hereby acknowledged, the parties hereto agree as follows:

     1. PG6PL hereby agrees to sell the Purchase Shares to DWC, and DWC hereby agrees to purchase the Purchase Shares from PG6LP, upon the following terms and conditions:

          (a) The purchase price (the "Purchase Price") for the Purchase Shares shall be Two Hundred Seventy-Two Thousand Seven Hundred Twenty-Two and 50/100 Dollars ($272,722.50), payable at the Closing (defined below) in immediately available funds. The Purchase Price shall be reduced by the amount of any cash distributions received by PG6LP with respect to the Purchase Shares to the extent any such cash distribution exceeds the aggregate amount of the Unpaid Portions (defined below) as of the date on which such cash distribution is received.

          (b) From and after the date hereof until the Closing, DWC shall pay to PG6LP the following:

               (i) Until the HR Loan is repaid or refinanced, but subject to the provisions of subparagraph 1(b)(iii) hereof, (A) on the first business day of each month, commencing June 1, 1997, DWC shall pay PG6LP an amount calculated at the rate of 10.25% per annum on the Purchase Price, computed on the basis of a year of 360 days and actual days elapsed, and (B) on each June 30, 1997, September 30, 1997, December 31, 1997 and March 31, 1998, DWC shall pay PG6LP the sum of Two Thousand Six Hundred Seventy-Three and 75/100 Dollars ($2,673.75).

               (ii) After the HR Loan is repaid or refinanced, but subject to the provisions of subparagraph 1(b)(iii) hereof, on the first business day of each month, commencing on the first month following the date on which the HR Loan is repaid or refinanced, DWC shall pay PG6LP an amount calculated at the rate of 8.75% per annum on the Purchase Price, computed on the basis of a year of 360 days and actual days elapsed. (The amounts payable pursuant to subparagraphs 1(b)(i) and 1(b)(ii) hereof are referred to as the "Periodic Payments".)

               (iii) DWC shall be obligated to pay only one-half of the Periodic Payments otherwise payable pursuant to subparagraph 1(b)(i) and 1(b)(ii) hereof unless and until DWC receives bonuses or other cash compensation (other than base salary) from

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          Brookdale from and after the date hereof. In the event any portion of the Periodic Payments (the "Unpaid Portion") are not paid in accordance with this subparagraph 1(b)(iii) because DWC has not received a sufficient amount of bonuses or other cash compensation (other than base salary), said Unpaid Portion shall accrue (without interest). The Unpaid Portion (or a portion thereof) shall be payable by DWC to PG6LP promptly following the receipt by DWC of a bonus or other cash compensation from Brookdale, upon which, DWC shall pay PGI the lesser of (A) the aggregate amount of the Unpaid Portions not previously paid or (B) the amount of the bonus or the cash compensation (other than base salary) received by DWC from Brookdale (net of income tax withholdings and other payroll deductions). In addition, the amount of the Unpaid Portions shall be reduced by the amount of any cash distributions received by PG6LP with respect to the Purchase Shares. Any Unpaid Portions not paid prior to the Closing shall be due and payable in full at the Closing.

          (c) The Purchase Shares shall be adjusted for or include, as the case may be, any stock issued by Brookdale with respect to the Purchase Shares as a result of or in connection with a stock dividend, stock split, spin-off or other non-cash distributions occurring prior to the Closing.

          (d) PG6LP will notify DWC in writing of the amounts due PG6LP under this paragraph 1. In the event DWC fails to pay any amount due and payable pursuant to subparagraph 1(b) hereof within fifteen (15) business days after written notice from PG6LP to DWC, PG6LP shall have the right to terminate the right of DWC to purchase the Purchase Shares.

          (e) The purchase and sale of the Purchase Shares (the "Closing") pursuant to this subparagraph 1 shall occur on a date (the "Closing Date") designated by DWC upon not less than five (5) business days written notice to PG6LP; provided, however, the Closing Date shall not be later than May 8, 2000. In the event the Closing does not occur on or before May 8, 2000, DWC's right to purchase the Purchase Shares, and PG6LP's obligation to sell the Purchase Shares, shall automatically terminate.

          (f) DWC shall have no voting rights as a shareholder with respect to the Purchase Shares until the Closing of the purchase and sale of the Purchase Shares.

          (g) In the event DWC acquires the Option Shares before DWC pays in full all amounts payable under this paragraph 1, DWC shall pledge the Option Shares to PG6LP to secure DWC's obligation to pay the Purchase Price, the Periodic Payments and the Unpaid Portions pursuant to this paragraph 1.

          (h) Notwithstanding anything in this Agreement to the contrary, in the event of a failure by DWC to pay the Purchase Price and the Periodic Payments, PG6LP's remedies shall be limited to (i) terminating the agreement for the sale and purchase of the Purchase

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     Shares, (ii) terminating the Stock Option Agreement (to the extent DWC has not previously exercised the option under the Stock Option Agreement and purchased some or all of the Option Shares), (iii) foreclosing on the Option Shares previously acquired by DWC and pledged to PG6LP to secure the payments due under this paragraph 1, and (iv) bringing an action at law to recover from DWC the portion of the Periodic Payments which are due and payable by DWC under paragraph 1(b) hereof excluding that portion of the Periodic Payments which are payable only to the extent of bonuses and other cash compensation (other than base salary) received by DWC.

     2. (a) DWC hereby acknowledges, consents to and approves the pledge by PG6LP to HR of the Pledged PG6LP Shares, including the Purchase Shares.
     DWC hereby subordinates his right to purchase the Purchase Shares pursuant to paragraph 1 hereof to the rights and interests of HR in the Purchase Shares as set forth in that certain Pledge and Security Agreement, dated as of the date hereof, between PG6LP and HR. DWC acknowledges and agrees that DWC shall not be entitled to purchase the Purchase Shares unless and until the pledge of the Pledged PG6LP Shares to HR is terminated, and acknowledges and agrees that a foreclosure by HR on the Purchase Shares shall not affect DWC's obligation to pay to PGI the Purchase Price, the Periodic Payments and the Unpaid Portions in accordance with paragraph 1 hereof even if PGI does not own some or all of the Purchase Shares, as if DWC purchased the Purchase Shares as of the date hereof in consideration for the delivery to PGI of a note in the principal amount equal to the Purchase Price.

          (b) DWC hereby acknowledges, consents to and approves the pledge by PGI to HR of the Option Shares. DWC hereby subordinates his rights and interests in and to the Option Shares to the rights and interest of HR in the Option Shares as set forth in that certain Pledge and Security Agreement, dated as of the date hereof, between PGI and HR. DWC acknowledges and agrees that DWC shall not be entitled to exercise his option to purchase the Option Shares, unless and until the pledge of the Pledged PGI Shares to HR is terminated.

          (c) (i) In the event HR forecloses on all of the Pledged Shares, PGI shall pay to DWC an amount equal to 125,000 (representing the aggregate number of Purchase Shares and the Option Shares) multiplied by the Effective Per Share Foreclosure Sales Price (defined below), but only to the extent of the aggregate amount of cash, if any, received by the Prime Entities in connection with such foreclosure (after all amounts due under the HR Loan have been paid in full and after PGI has satisfied its obligations to MJS with respect to the Pledged MJS Shares pursuant to that certain letter agreement, dated as of the date hereof (the "PGI/MJS Letter Agreement"), a copy of which is attached hereto as Exhibit A); provided, however, that any cash to which DWC is entitled under this subparagraph 2(c)(i) shall be applied against, and shall reduce, the amount of the Purchase Price, together with the aggregate amount of all accrued but unpaid Periodic Payments (including the aggregate amount of all Unpaid Portions), with the balance payable to DWC, and the obligations of the parties

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          hereto under paragraph 1 hereof shall terminate.

               (ii) In the event HR forecloses on some but not all of the Pledged Shares, and if at least 421,957 of the Pledged Shares are returned to the Prime Entities and MJS in connection with such foreclosure (after all amounts due under the HR Loan have been paid in full), (A) the Prime Entities shall deliver to MJS up to 296,957 of the returned Pledged Shares in accordance with the PGI/MJS Letter Agreement, and (B) the Prime Entities shall deliver 100,000 of the returned Pledged Shares to DWC upon the exercise by DWC of the option to purchase the Option Shares and the payment by DWC to PGI of the purchase price for the Option Shares in accordance with the terms of the Stock Option Agreement, and DWC shall, in turn, pledge such 100,000 shares to PG6LP to secure DWC's obligation to purchase the Purchase Shares in accordance with paragraph 1 of this Agreement.

               (iii) In the event HR forecloses on some but not all of the Pledged Shares, and if at least 396,957 but less than 421,957 of the Pledged Shares are returned to the Prime Entities and MJS in connection with such foreclosure (after all amounts due under the HR Loan have been paid in full), (A) the Prime Entities shall deliver to MJS up to 296,957 of the returned Pledged Shares in accordance with the PGI/MJS Letter Agreement, (B) the Prime Entities shall deliver 100,000 of the returned Pledged Shares to DWC upon the exercise by DWC of the option to purchase the Option Shares and the payment by DWC to PGI of the purchase price for the Option Shares in accordance with the terms of the Stock Option Agreement, and DWC shall, in turn, pledge such 100,000 shares to PG6LP to secure DWC's obligation to purchase the Purchase Shares in accordance with paragraph 1 of this Agreement; provided, however, that the number of Purchase Shares which PG6LP is obligated to deliver to DWC pursuant to paragraph 1 hereof shall be reduced to the remaining balance of the Pledged Shares returned to the Prime Entities, and the Purchase Price shall be reduced by an amount equal to the lesser of (1) the number by which the number of Purchase Shares is reduced pursuant to this paragraph 2(c)(iii) multiplied by the Effective Per Share Foreclosure Sales Price and (2) the aggregate amount of cash received by the Prime Entities in connection with the HR foreclosure (after all amounts due under the HR Loan have been paid in full).

               (iv) In the event HR forecloses on some but not all of the Pledged Shares, and if at least 296,957 but less than 396,957 of the Pledged Shares are returned to the Prime Entities and MJS in connection with such foreclosure (after all amounts due under the HR Loan have been paid in full), (A) the Prime Entities shall deliver to MJS up to 296,957 of the returned Pledged Shares in accordance with the PGI/MJS Letter Agreement, (B) the number of Option Shares which DWC has an option to purchase pursuant to the Stock Option Agreement shall be reduced by the remaining balance of the returned Pledged Shares and such returned Pledged Shares shall be delivered to DWC upon the exercise by DWC of the option to purchase such shares pursuant

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          to the Stock Option Agreement and the payment by DWC of an amount equal to $0.01 per share, and DWC shall, in turn, pledge such shares to PG6LP to secure DWC's obligation to purchase the Purchase Shares in accordance with paragraph 1 of this Agreement, (C) PG6LP shall not be required to deliver any Purchase Shares at the Closing pursuant to paragraph 1 hereof, and (D) the Purchase Price payable by DWC pursuant to paragraph 1 of this Agreement shall be reduced by an amount equal to the lesser of (1) the Effective Per Share Foreclosure Sales Price multiplied by the sum of 25,000 plus the number of shares by which the Option Shares are reduced pursuant to subparagraph (B) of this paragraph 2(c)(iv), and (2) the aggregate amount of cash, if any, received by the Prime Entities in connection with the HR foreclosure (after all amounts due under the HR Loan have been paid in full).

               (v) In the event HR forecloses on some but not all of the Pledged Shares, and if less than 296,957 of the Pledged Shares are returned to the Prime Entities and MJS in connection with such foreclosure (after all amounts due under the HR Loan have been paid in full) (A) (1) the Prime Entities shall deliver to MJS all of the Pledged Shares returned to the Prime Entities in accordance with the PGI/MJS Letter Agreement, and (2) PGI shall pay to MJS all or a portion of any cash received by the Prime Entities in connection with the HR foreclosure in accordance with the PGI/MJS Letter Agreement, and (B) PGI shall pay to DWC an amount equal to the lesser of (1) the balance of the cash, if any, received by the Prime Entities in connection with HR foreclosure and (2) 125,000 multiplied by the Effective Per Share Foreclosure Sales Price, provided, however, the Prime Entities shall retain such cash to the extent of, and shall apply such cash against, the amount of the Purchase Price, together with the aggregate amount of all accrued but unpaid Periodic Payments (including the aggregate amount of all Unpaid Portions) payable by DWC under paragraph 1 hereof, and the obligations of the parties hereto under paragraph 1 hereof shall terminate.

               (vi) For purposes hereof, (a) the term "Effective Per Share Foreclosure Sales Price") shall mean the quotient of (A) the amount by which the aggregate amount due under the HR Loan (including interest, fees, costs and expenses payable thereunder) is reduced in connection with the HR foreclosure, divided by (B) the number of Pledged Shares on which HR forecloses, (b) Pledged Shares shall be deemed to have been foreclosed on by HR to the extent such Pledged Shares are sold by HR, and (c) the Pledged Shares returned to the Prime Entities and MJS shall include the Pledged Shares with respect to which HR has released the pledge and its security interests and, accordingly, a Prime Entity or MJS holds such Pledged Shares free and clear of any pledge or security interest in favor of HR.

     3. (a) PGI hereby agrees that, in connection with the repayment or refinancing of the HR Loan, PGI will cause the pledge to HR of the Option Shares to be released and terminated, and that, following such release and termination of the pledge to HR of the Option Shares, PGI will deposit the Option Shares with Winston & Strawn, as "Escrow Agent" under the

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     Stock Option Agreement and the Option Shares shall thereafter be held in accordance with the terms of the Stock Option Agreement.

          (b) PG6LP hereby agrees that, in connection with the repayment or refinancing of the HR Loan, PG6LP will cause the pledge to HR of the Purchase Shares to be released and terminated, and that, following said release and termination of the pledge to HR of the Purchase Shares, PG6LP will hold the Purchase Shares free and clear of all pledges, liens, security interests and other encumbrances unless and pursuant to paragraph 1 hereof terminates, and, at DWC's request, PG6LP will deposit the Purchase Shares in an escrow with Winston & Strawn or another escrow agent reasonably acceptable to PG6LP and DWC pursuant to an escrow agreement reasonably acceptable to PG6LP and DWC.

     4. All notices and other communications provided for herein (including, without limitation, any modifications of, or consents under, this Agreement) shall be given or made by Telecopy, or in writing and telecopied (with confirmation), mailed, sent by overnight courier or delivered to the intended recipient at the address specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier (with confirmation or receipt), or personally delivered or, in the case of a mailed or couriered notice, upon receipt, in each case given or addressed as aforesaid. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

          If to DWC, to:

               Darryl W. Copeland, Jr.
               c/o Brookdale Living Communities, Inc.
               77 West Wacker Drive
               Chicago, Illinois  60601
               Telecopy Number:  (312) 917-0460

          If to PGI, to:

               The Prime Group, Inc.
               77 West Wacker Drive, Suite 3900
               Chicago, Illinois  60601
               Attention:  Michael W. Reschke
               Telecopy Number: (312) 917-1511

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          With a copy to:

               The Prime Group, Inc.
               77 West Wacker Drive, Suite 3900
               Chicago, Illinois  60601
               Attention:  Robert J. Rudnik, Esq.
               Telecopy Number: (312) 917-1684

          If to PG6LP, to:

               Prime Group VI, L.P.
               c/o The Prime Group, Inc.
               77 West Wacker Drive, Suite 3900
               Chicago, Illinois  60601
               Attention:  Michael W. Reschke
               Telecopy Number: (312) 917-1511

          With a copy to:

               The Prime Group, Inc.
               77 West Wacker Drive, Suite 3900
               Chicago, Illinois  60601
               Attention:  Robert J. Rudnik, Esq.
               Telecopy Number: (312) 917-1684

     5. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction or invalidate any other provision of this Agreement in such or any other jurisdiction.

     6. This Agreement may be executed by the parties hereto in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     7. None of PGI, PG6LP or DWC may assign its rights or obligations hereunder without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and shall be binding upon and inure to the benefit of DWC's heirs.

     8. This Agreement may be amended, and compliance with any provision hereof may be waived, but only in a written instrument signed by PGI, PG6LP and DWC.

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     9.   THE TERMS OF THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS (EXCLUSIVE OF ANY RULES AS TO CONFLICT OF LAWS).

     10. All defined terms used in this Agreement which refer to other documents shall be deemed to refer to such other documents as they may be amended from time to time, provided such documents were not amended in breach of a covenant contained in this Agreement or any such other document.

     11. The term "business day" shall mean any day other than a Saturday, Sunday or any other day on which banks in the Chicago, Illinois are required or authorized to close.


                           [signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

                              THE PRIME GROUP, INC.

                              By:    Michael W. Reschke
                                     --------------------------
                              Title: President
                                     --------------------------

                              PRIME GROUP VI, L.P.


                              By:    PGLP, Inc.
                                     Managing General Partner

                              By:    Michael W. Reschke
                                     --------------------------
                              Title: President
                                     --------------------------
                              Name:  Michael W. Reschke
                                     --------------------------


                              Darryl W. Copeland, Jr.
                              ---------------------------------
                              Darryl W. Copeland, Jr.

                                       10
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                                   EXHIBIT A

                           PGI/MJS LETTER AGREEMENT
                           ------------------------

                                       11